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                                                                   Exhibit 10(t)

January 09, 2004

Dear Executive:

In the Change of Control Agreement entered into between you and EDO Corporation in 2003, it states that the Agreement would expire as of December 31, 2003. It goes on to state however, that the Agreement may be renewed each year by mutual consent of the Company and the Executive by the issuance of a letter of notification and agreement to that effect.

This letter is to advise that the Company does hereby extend the cancellation date to December 31, 2004. (see page 2, General, item 2 and 3). All other terms and conditions of the Agreement remain in place as presented in the above referenced document.

Please sign both copies of this letter as an indication of your acceptance of this extension of the time period the Agreement is in effect. Please return one copy to me by January 31, 2004 and keep the other copy for your records.

If you have any questions, please do not hesitate to call.

                                                   S/ __________________________
                                                        James M. Smith, for
                                                        EDO Corporation

                                                   S/ __________________________
date:___________                                        ("Executive")